EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
John Noh	Laura Graves
Cisco	Cisco
(408) 853-8445	(408) 526-6521
jnoh@cisco.com	lagraves@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

•	Q3 Net Sales: $9.8 billion (increase of 10% year over year)

•	Q3 Net Income: $1.8 billion GAAP*; $2.3 billion non-GAAP

•	Q3 Earnings per Share: $0.29 GAAP* (decrease of 3% year over year); $0.38 non-GAAP (increase of 12% year over year)

SAN JOSE, Calif. – May 6, 2008 – Cisco®, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its third quarter results for the period ended April 26, 2008. Cisco reported third quarter net sales of $9.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.8 billion or $0.29 per share, and non-GAAP net income of $2.3 billion or $0.38 per share.

“In the quarter, Cisco delivered solid financial results driven by our focus on innovation, our broad and growing global footprint, and our teams’ focus on delivering results,” said John Chambers, chairman and CEO, Cisco. “We believe that our steady performance is based on Cisco’s unique balance across business and technology architectures and our continued focus on execution against our long-term strategy.”

Chambers continued, “Our optimism lies in our vision that the network is a strategic asset to optimize productivity and to enable collaboration in the second phase of the Internet, both of which are priorities for our success. The network is also a focal point for innovation, helping Cisco enter new and adjacent markets as well as strengthen or expand our positions in large, established markets.”

GAAP Results

	Q3 2008		Q3 2007	vs. Q3 2007
Net Sales	$9.8 billion		$8.9 billion	+ 10.4%
Net Income	$1.8 billion	*	$1.9 billion	- 5.4%
Earnings per Share	$0.29	*	$0.30	- 3.3%

Non-GAAP Results

	Q3 2008		Q3 2007	vs. Q3 2007
Net Income	$2.3 billion		$2.1 billion	+ 9.4%
Earnings per Share	$0.38		$0.34	+ 11.8%

*	GAAP net income and GAAP earnings per share for the third quarter of fiscal 2008 included an acquisition-related charge of $246 million or $0.04 per share.

Net sales for the first nine months of fiscal 2008 were $29.2 billion, compared with $25.5 billion for the first nine months of fiscal 2007. Net income for the first nine months of fiscal 2008, on a GAAP basis, was $6.0 billion or $0.97 per share, compared with $5.4 billion or $0.86 per share for the first nine months of fiscal 2007. Non-GAAP net income for the first nine months of fiscal 2008 was $7.2 billion or $1.16 per share, compared with $6.1 billion or $0.98 per share for the first nine months of fiscal 2007.

A reconciliation between GAAP net income and non-GAAP net income is provided in the table on page 7.

Cisco will discuss third quarter results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $3.0 billion for the third quarter of fiscal 2008, compared with $2.4 billion for the third quarter of fiscal 2007, and compared with $2.4 billion for the second quarter of fiscal 2008.

•

Cash and cash equivalents and investments were $24.4 billion at the end of the third quarter of fiscal 2008, compared with $22.3 billion at the end of the fourth quarter of fiscal 2007, and compared with $22.7 billion at the end of the second quarter of fiscal 2008.

•

During the third quarter of fiscal 2008, Cisco repurchased 83 million shares of common stock at an average price of $24.04 per share for an aggregate purchase price of $2.0 billion. As of April 26, 2008, Cisco had repurchased and retired 2.5 billion shares of Cisco common stock at an average price of $20.51 per share for an aggregate purchase price of approximately $52.2 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of April 26, 2008 was $9.8 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the third quarter of fiscal 2008 was 39 days, compared with 38 days at the end of the fourth quarter of fiscal 2007, and compared with 39 days at the end of the second quarter of fiscal 2008.

•

Inventory turns on a GAAP basis were 11.0 in the third quarter of fiscal 2008, compared with 10.3 in the fourth quarter of fiscal 2007, and compared with 10.8 in the second quarter of fiscal 2008. Non-GAAP inventory turns were 10.7 in the third quarter of fiscal 2008, compared with 10.1 in the fourth quarter of fiscal 2007, and compared with 10.5 in the second quarter of fiscal 2008.

“We are very pleased with our performance for the third quarter in which we delivered 10 percent year-over-year top-line growth,” said Frank Calderoni, chief financial officer, Cisco. “Our ability to deliver solid financial results, excellent cash flow, and a strong balance sheet during a quarter of somewhat uncertain macro-economic conditions, illustrates the power of our business model.”

Business Highlights

Acquisitions and Investments

•

Cisco announced its intent to purchase the remaining 20 percent interest in San Jose-based Nuova Systems, a startup focused on the development of next-generation products for the data center market. Cisco also introduced the Cisco Nexus™ 5000 Series, the first product developed by Nuova.

•

Cisco announced the next phase of its corporate strategy for China, marked by new public-private collaborative programs within the country that deliver upon Cisco’s $16 billion multi-year innovation and sustainability initiative first announced in November 2007, while expanding its organizational and leadership focus for the country.

New Products

•

Cisco introduced the Cisco ASR 1000 Series Aggregation Services Routers, which help service provider and enterprise edge networks simultaneously host an ever-increasing array of resource-intensive integrated data, voice and video business and consumer services.

•

Cisco evolved its Self-Defending Network portfolio from network security offerings into a broader systems approach designed to strengthen the overall protection of networks as well as the increasingly diverse number of endpoints, applications and content utilized on networks.

•

Cisco announced additions to its physical security product portfolio, delivering new capabilities in Internet Protocol (IP)-based video surveillance and electronic access control designed to help customers integrate existing physical security systems and IT infrastructures.

•

Cisco announced new solutions for its Empowered Branch portfolio, including the opening of its industry-leading Cisco Integrated Services Router and Cisco Wide Area Application Services (WAAS) platforms to customers and third-party application developers. The intent of these new solutions is to allow companies to customize and optimize branch networks to meet their unique business needs.

•

Cisco announced that it enhanced its Mobility Healthcare portfolio with a set of integrated solutions designed to rapidly improve staff productivity and patient care efficacy for healthcare organizations around the globe. These integrated solutions combine Cisco’s Unified Wireless Network with new Cisco Compatible Extensions and technology partner offerings in the areas of Mobile Care and Location-Aware services, as well as with Cisco’s Secure Wireless foundation, to address the concerns of healthcare professionals.

•	Cisco announced the development of the Cisco Academy of Digital Signage, a new qualification program for media professionals looking to create trusted, optimized content for digital signage.

•

Cisco announced Apple Mac support across its WebEx® suite of business process collaboration applications, specifically WebEx Meeting Center, WebEx WebOffice, WebEx Event Center, WebEx Training Center, WebEx Sales Center and WebEx Support Center, which now offer cross-platform support for Mac OS X Leopard and Safari 3.

•	Linksys® introduced the Linksys by Cisco Wireless-G IP iPhone (WIP310), the latest product in the Linksys IP phone family offering voice over IP (VoIP) connectivity via Wi-Fi Internet access.

Major Customer Announcements

•	Videotron became the first cable operator in North America to roll out services based on Cisco Wideband, which uses channel bonding as defined by the CableLabs® DOCSIS® 3.0 specification.

•

AT&T announced plans to become the first service provider to deliver a global, fully managed Cisco TelePresence solution, called AT&T Telepresence Solution, that allows companies to connect to their customers, suppliers and partners worldwide.

•

Tata Communications, a leading Asia-based service provider, launched its global TelePresence network service, as the first Asian service provider to achieve Cisco Certified TelePresence Connection status enabling delivery of the Cisco TelePresence solution.

•

Xanadoo Company, a U.S. wireless broadband service provider, is using Cisco’s IP Next-Generation Network (IP NGN) infrastructure to launch one of the first commercial North American mobile WiMAX (Worldwide Interoperability for Microwave Access) broadband wireless networks.

•

The Colin Powell Youth Leadership Center has deployed Cisco Unified Communications to help staff become increasingly mobile so that they can collaborate from any workspace, and to help students gain exposure to technology to help them gain a competitive advantage as they graduate and move into the workforce.

•

Esurance, a direct-to-consumer personal auto insurance company, has deployed security technology as part of a comprehensive Cisco network that is helping secure and support a number of corporate initiatives, such as data protection, compliance, and innovative online services.

•

Bell Canada and Cisco announced they are working together to accelerate a number of strategic initiatives designed to develop and deliver a range of IP-based managed services to Canadian businesses, including unified communications, voice, wireless, IP contact center and security.

•

St. Helens & Knowsley Hospitals NHS Trust of the United Kingdom has been able to offer faster treatment, reduced waiting times and better use of NHS resources to their patients in parts of Liverpool and Merseyside after the deployment of a Community of Interest Network (COIN) based on Cisco technology.

•

SWIPE (Hong Kong) Ltd. has deployed a Cisco Unified Communications system to replace its traditional private automatic branch exchange telecommunications systems, providing a transparent connection between its employees, offices and customers.

•

Westcon Group, Inc., the leading specialty distributor in networking, convergence, security and mobility, extended its distribution agreement with Cisco into the Brazilian market. Westcon Brazil is now offering channel partners a full line of Cisco enterprise and small and medium-sized business (SMB) solutions.

Key Milestones

•	Cisco announced that it achieved a major milestone in the adoption of Cisco TelePresence with more than 500 units ordered since the solution’s introduction in October 2006.

•

Cisco announced that it has shipped its 4-millionth Cisco Integrated Services Router, an achievement that was celebrated at the Cisco Partner Summit when John Chambers presented Coca-Cola Enterprises Chief Information Officer Esat Sezer with an award for deploying this milestone router.

Editor’s Note:

•

Q3 FY 2008 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Tuesday, May 6, 2008. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, May 6, 2008 to 4:30 p.m. Pacific Time, May 13, 2008 at 866-357-4205 (United States) or 203-369-0122 (international). The replay is also available from May 6, 2008 through July 18, 2008 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a Webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 6, 2008. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO about Q3 FY 2008 results will be available at http://newsroom.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our vision of the network, our entry into new and adjacent markets, strengthening or expanding our positions in large, established markets, and the power of our business model) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks related to our lean manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 26, 2008 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of purchased intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright ©2008 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Nexus, Cisco TelePresence, Cisco Systems, Linksys and WebEx are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. CableLabs and DOCSIS are registered trademarks of Cable Television Laboratories, Inc. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 26, 2008	April 28, 2007	April 26, 2008	April 28, 2007
NET SALES:
Product	$8,199	$7,481	$24,459	$21,520
Service	1,592	1,385	4,717	3,969

Total net sales	9,791	8,866	29,176	25,489

COST OF SALES:
Product	2,865	2,685	8,570	7,728
Service	621	534	1,788	1,493

Total cost of sales	3,486	3,219	10,358	9,221

GROSS MARGIN	6,305	5,647	18,818	16,268

OPERATING EXPENSES:
Research and development	1,439	1,144	3,847	3,321
Sales and marketing	2,129	1,830	6,216	5,242
General and administrative	479	378	1,489	1,082
Amortization of purchased intangible assets	117	97	350	298
In-process research and development	—	1	3	7

Total operating expenses	4,164	3,450	11,905	9,950

OPERATING INCOME	2,141	2,197	6,913	6,318

Interest income, net	201	189	636	518
Other income (loss), net	(33)	33	20	94

Interest and other income (loss), net	168	222	656	612

INCOME BEFORE PROVISION FOR INCOME TAXES	2,309	2,419	7,569	6,930
Provision for income taxes	536	545	1,531	1,527

NET INCOME	$1,773	$1,874	$6,038	$5,403

Net income per share:
Basic	$0.30	$0.31	$1.00	$0.89

Diluted	$0.29	$0.30	$0.97	$0.86

Shares used in per-share calculation:
Basic	5,942	6,034	6,014	6,052

Diluted	6,069	6,244	6,202	6,255

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 26, 2008	April 28, 2007	April 26, 2008	April 28, 2007
GAAP net income	$1,773	$1,874	$6,038	$5,403
Employee share-based compensation expense	268	237	767	709
Payroll tax on stock option exercises	1	9	20	26
Compensation expense related to acquisitions and investments (1)	286	16	359	64
In-process research and development	—	1	3	7
Amortization of purchased intangible assets	174	133	529	406

Total adjustments to GAAP income before provision for income taxes	729	396	1,678	1,212

Income tax effect	(193)	(159)	(526)	(449)
Effect of retroactive tax legislation (2)	—	—	—	(60)

Total adjustments to GAAP provision for income taxes	(193)	(159)	(526)	(509)

Non-GAAP net income	$2,309	$2,111	$7,190	$6,106

Diluted net income per share:
GAAP	$0.29	$0.30	$0.97	$0.86

Non-GAAP	$0.38	$0.34	$1.16	$0.98

Shares used in diluted net income per share calculation:
GAAP	6,069	6,244	6,202	6,255

Non-GAAP	6,052	6,233	6,192	6,241

(1)	Compensation expense related to acquisitions and investments for the third quarter and first nine months of fiscal 2008 included an acquisition-related charge of $246 million related to the purchase of the remaining minority interest in Nuova Systems, Inc.
(2)	In the second quarter of fiscal 2007, the Tax Relief and Health Care Act of 2006 reinstated the U.S. federal research and development (R&D) tax credit, retroactive to January 1, 2006. GAAP net income for the first nine months of fiscal 2007 included a $120 million tax benefit relating to the reinstatement of the U.S. federal R&D tax credit, including $60 million related to fiscal 2006 R&D expenses. Non-GAAP net income for the first nine months of fiscal 2007 excluded the $60 million tax benefit related to fiscal 2006 R&D expenses.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 11.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 26, 2008	July 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$6,154	$3,728
Investments	18,279	18,538
Accounts receivable, net of allowance for doubtful accounts of $183 at April 26, 2008 and $166 at July 28, 2007	4,183	3,989
Inventories	1,279	1,322
Deferred tax assets	2,078	1,953
Prepaid expenses and other current assets	2,172	2,044

Total current assets	34,145	31,574

Property and equipment, net	4,045	3,893
Goodwill	12,419	12,121
Purchased intangible assets, net	2,181	2,540
Other assets	4,333	3,212

TOTAL ASSETS	$57,123	$53,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$500	$—
Accounts payable	808	786
Income taxes payable	83	1,740
Accrued compensation	2,320	2,019
Deferred revenue	6,103	5,391
Other current liabilities	3,545	3,422

Total current liabilities	13,359	13,358

Long-term debt	6,415	6,408
Income taxes payable	1,015	—
Deferred revenue	2,487	1,646
Other long-term liabilities	646	438

Total liabilities	23,922	21,850

Minority interest	63	10

Shareholders’ equity	33,138	31,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$57,123	$53,340

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 26, 2008	April 28, 2007
Cash flows from operating activities:
Net income	$6,038	$5,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,314	1,039
Employee share-based compensation expense	767	709
Share-based compensation expense related to acquisitions and investments	67	27
Provision for doubtful accounts	34	6
Deferred income taxes	(876)	(302)
Excess tax benefits from share-based compensation	(375)	(648)
In-process research and development	3	7
Net gains and impairment charges on investments	(109)	(154)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(219)	60
Inventories	54	82
Lease receivables, net	(320)	(131)
Accounts payable	12	(17)
Income taxes payable and receivable	405	535
Accrued compensation	301	275
Deferred revenue	1,553	690
Other assets	(357)	(355)
Other liabilities	268	140

Net cash provided by operating activities	8,560	7,366

Cash flows from investing activities:
Purchases of investments	(14,093)	(15,342)
Proceeds from sales and maturities of investments	14,761	13,438
Acquisition of property and equipment	(908)	(912)
Acquisition of businesses, net of cash and cash equivalents acquired	(385)	(387)
Change in investments in privately held companies	(63)	(81)
Other	6	(87)

Net cash used in investing activities	(682)	(3,371)

Cash flows from financing activities:
Issuance of common stock	2,501	3,719
Repurchase of common stock	(8,982)	(6,281)
Proceeds from the termination of interest rate swaps	432	—
Excess tax benefits from share-based compensation	375	648
Other	222	79

Net cash used in financing activities	(5,452)	(1,835)

Net increase in cash and cash equivalents	2,426	2,160
Cash and cash equivalents, beginning of period	3,728	3,297

Cash and cash equivalents, end of period	$6,154	$5,457

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	April 26, 2008	July 28, 2007
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$6,154	$3,728
Fixed income securities	16,841	17,297
Publicly traded equity securities	1,438	1,241

Total	$24,433	$22,266

INVENTORIES
Raw materials	$122	$173
Work in process	48	45
Finished goods:
Distributor inventory and deferred cost of sales	486	544
Manufactured finished goods	384	314

Total finished goods	870	858
Service-related spares	198	211
Demonstration systems	41	35

Total	$1,279	$1,322

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,282	$4,022
Computer equipment and related software	1,742	1,605
Production, engineering, and other equipment	4,714	4,264
Operating lease assets	200	181
Furniture and fixtures	425	394

	11,363	10,466
Less accumulated depreciation and amortization	(7,318)	(6,573)

Total	$4,045	$3,893

OTHER ASSETS
Deferred tax assets	$1,851	$1,060
Investments in privately held companies	678	643
Income tax receivable	—	277
Lease receivables, net (1)	754	539
Financed service contracts (2)	563	377
Other	487	316

Total	$4,333	$3,212

DEFERRED REVENUE
Service	$5,698	$4,840
Product
Unrecognized revenue on product shipments and other deferred revenue	2,224	1,769
Cash receipts related to unrecognized revenue from two-tier distributors	668	428

Total product deferred revenue	2,892	2,197

Total	$8,590	$7,037

Reported as:
Current	$6,103	$5,391
Noncurrent	2,487	1,646

Total	$8,590	$7,037

Note:

(1)	The current portion of lease receivables, net, which was $494 million and $389 million as of April 26, 2008 and July 28, 2007, respectively, is recorded in prepaid expenses and other current assets.

(2)	The current portion of financed service contracts, which was $652 million and $476 million as of April 26, 2008 and July 28, 2007, respectively, is recorded in prepaid expenses and other current assets. These financed service contracts primarily relate to technical support services and the revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Nine Months Ended
	April 26, 2008	April 28, 2007	April 26, 2008	April 28, 2007
Cost of sales—product	$10	$10	$30	$33
Cost of sales—service	27	25	80	79

Employee share-based compensation expense in cost of sales	37	35	110	112

Research and development	78	75	224	223
Sales and marketing	114	101	324	294
General and administrative	39	26	109	80

Employee share-based compensation expense in operating expenses	231	202	657	597

Total employee share-based compensation expense	$268	$237	$767	$709

The income tax benefit for employee share-based compensation expense was $87 million and $247 million for the third quarter and first nine months of fiscal 2008, respectively, and $102 million and $265 million for the third quarter and first nine months of fiscal 2007, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended		Nine Months Ended
	April 26, 2008	April 28, 2007	April 26, 2008	April 28, 2007
Shares used in diluted net income per share calculation—GAAP	6,069	6,244	6,202	6,255
Effect of SFAS 123(R)	(17)	(11)	(10)	(14)

Shares used in diluted net income per share calculation—Non-GAAP	6,052	6,233	6,192	6,241

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	April 26, 2008	January 26, 2008	July 28, 2007	April 28, 2007
GAAP cost of sales	$3,486	$3,491	$3,365	$3,219
Employee share-based compensation expense	(37)	(41)	(31)	(35)
Amortization of purchased intangible assets	(57)	(61)	(48)	(36)

Non-GAAP cost of sales	$3,392	$3,389	$3,286	$3,148